Exhibit 21

The following is a list of subsidiaries of Eagle Materials Inc., wholly-owned unless otherwise stated. This list of subsidiaries includes all of the significant subsidiaries of Eagle Materials Inc. as of May 19, 2026.

Entity Name	Jurisdiction of Organization

AG SOUTH CAROLINA LLC	Delaware

AMERICAN GYPSUM COMPANY LLC	Delaware

AMERICAN GYPSUM MARKETING COMPANY LLC	Delaware

AUDUBON MATERIALS LLC d/b/a Central Plains Cement Company LLC	Delaware

AUDUBON READYMIX LLC d/b/a Quicksilver Readymix LLC	Delaware

BULLSKIN STONE AND LIME LLC	Pennsylvania

CCP CEMENT LLC	Delaware

CCP CONCRETE/AGGREGATES LLC	Delaware

CCP GYPSUM LLC	Nevada

CENTEX MATERIALS LLC	Delaware

ILLINOIS CEMENT COMPANY LLC	Delaware

FAIRBORN CEMENT COMPANY LLC	Delaware

HOLLIS & EASTERN RAILROAD COMPANY LLC	Delaware

KANSAS CITY AGGREGATE LLC d/b/a Talon Concrete and Aggregates LLC	Delaware

KANSAS CITY FLY ASH LLC	Delaware

KANSAS CITY READYMIX LLC d/b/a Talon Concrete and Aggregates LLC	Delaware

KOSMOS CEMENT COMPANY LLC	Delaware

MOUNTAIN CEMENT COMPANY LLC	Delaware

MOUNTAIN LAND & CATTLE COMPANY LLC	Delaware

NEVADA CEMENT COMPANY LLC	Delaware

RAPTOR MATERIALS LLC	Delaware

REPUBLIC PAPERBOARD COMPANY LLC	Delaware

SKYWAY CEMENT COMPANY LLC		Delaware

TEXAS CEMENT COMPANY		Nevada

TEXAS LEHIGH CEMENT COMPANY LP d/b/a Texas Lehigh Cement	50%	Texas

TLCC GP LLC		Delaware

TLCC LP LLC		Delaware

TULSA CEMENT LLC d/b/a Central Plains Cement Company LLC		Delaware